=============================================================================



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K




                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 27, 2000



                             Macrovision Corporation
             (Exact name of registrant as specified in its charter)


        DELAWARE                                           77-0156161
       (State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                         identification number)





                                   1341 Orleans Drive
                                Sunnyvale, California 94089
                   (Address of principal executive offices and zip code)


           Registrant's telephone number, including area code: (408) 743-8600



                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                  Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                  Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not Applicable.

ITEM 5.  OTHER EVENTS

     On March 27, 2000, Macrovision Corporation announced in a press release (attached hereto as Exhibit 99.1) that it had signed a letter of intent (attached hereto as Exhibit 99.2) to acquire all outstanding shares and vested stock options, plus the assumption of unvested stock options, of GLOBEtrotter Software in exchange for 11.2 million shares of Macrovision common stock.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a)      Financial Statements

                           Not Applicable.

                  (b)      Pro Forma Financial Information

                           Not Applicable.

                  (c)      Exhibits

                           99.1   Press Release dated March 27, 2000.

                           99.2   Letter of Intent between Macrovision
                                  Corporation and GLOBEtrotter
                                  Software dated March 27, 2000.

ITEM 8.  CHANGE IN FISCAL YEAR

                  Not Applicable

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                  Not Applicable.



                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MACROVISION CORPORATION
                                                   (Registrant)




Date: March 29, 2000                               By: /s/ William A. Krepick
                                                       -----------------------
                                                       William A. Krepick
                                                       President and Chief
                                                       Operating Officer

                                  Exhibit Index

99.1  Press Release dated March 27, 2000.

99.2  Letter of Intent between Macrovision Corporation and
      GLOBEtrotter Software dated March 27, 2000.

                                  EXHIBIT 99.1

                                  PRESS RELEASE

MACROVISION (R)                                         Macrovision Corporation
Protecting your image                                        1341 Orleans Drive
                                                    Sunnyvale, California 94089
                                                                 (408) 743-8600
                                                             Fax (408) 743-8610


Editorial
Contacts:
Ian Halifax
John Ryan
Mark Belinsky
Macrovision Corporation
+1 (408) 743-8600
Pr-info@macrovision.com


                              FOR IMMEDIATE RELEASE
                             ----------------------

                      Macrovision To Acquire GLOBEtrotter,
              Leading Supplier of B2B Electronic Software Licensing
                                  Technologies

       Combined Companies Provide Broad Range of Digital Rights Management
             Solutions to the Spectrum of Software Vendors Worldwide

     SUNNYVALE, CA (March 27, 2000) -- Macrovision Corporation (Nasdaq: MVSN), the leading provider of B2C (business-to-consumer) video, multimedia and software copy protection and of Digital Rights Management (DRM) technologies to the motion picture and software industries, announced today that it has signed a letter of intent to acquire privately held GLOBEtrotter Software of San Jose, California. With unaudited 1999 revenues of approximately $15 million, and profitable, GLOBEtrotter is the leading OEM supplier of B2B (business-to-business) electronic licensing and license management technology to software vendors and the leading direct supplier of software asset management products to corporate customers worldwide. Macrovision will acquire all outstanding shares and vested stock options of GLOBEtrotter for 11.2 million shares of Macrovision common stock -- which is approximately 28% of Macrovision shares outstanding today - plus the assumption of unvested GLOBEtrotter stock options, subject to completion of due diligence, the approval of Macrovision's board of directors and stockholders, regulatory approvals, and the completion of a definitive agreement.

     In response to increased worldwide corporate use of enterprise networks and the Internet, the software industry has been rapidly adopting Integrated Electronic Licensing (IEL). IEL monitors and controls the use of software by integrating electronic license certificates and networked licensing technology into software products. This business-to-business e-commerce technology enables software vendors to offer flexible license terms allowing all users in a company or department to access software applications, while the vendor is fairly compensated. GLOBEtrotter's technology provides software vendors with a large variety of options for other licensing practices that mutually benefit both vendors and customers, including selling and issuing electronic licenses on-line and providing controlled access to software updates for software distributed over the Internet or via CD subscriptions. The technology also enables software vendors to deliver and manage their products through Application Service Providers (ASPs).

     According to leading software industry reports, over 50% of software revenue will be delivered using electronic licensing by 2003, and virtually all software revenues will be derived from electronic licensing by 2008. Software vendors have, to date, shipped over $40 billion worth of software using GLOBEtrotter's flagship FLEXlm(TM) electronic licensing technology, a recognized de facto standard for license management.

     Macrovision and GLOBEtrotter's combined product offerings include a broad range of Digital Rights Management technologies, including persistent copy protection and a wide variety of value added features such as try-and-buy, try-and-die, electronic licensing, network licensing, pay-per-use and electronic software billing. These solutions, currently being provided separately by Macrovision and GLOBEtrotter, are being used today for both B2C and B2B applications across the entire spectrum of software vendors, including entertainment, consumer, vertical market, enterprise applications, system management, networking, and embedded system concerns. These vendors include Cadence, Compaq Computer, Compuware, Electronic Arts, Ericsson, Havas, Hewlett Packard, Lucent, Mattel, Mentor Graphics, Microsoft, Motorola, Parametric Technology Corporation (PTC), Qualcomm, Rational, Schlumberger, Sun Microsystems, Sybase, Synopsys and Xerox. In addition, the companies provide Software Asset Management (SAM) solutions to large corporate customers including Abbott Laboratories, British Petroleum, Caterpillar, Credit Suisse, DreamWorks SKG, Eastman Kodak, Electronic Data Systems, Ford, IBM, Intel, Lehman Brothers, Lockheed-Martin, Loral, Navistar, NASA, TRW, and the US Air Force.

     "Today's announcement marks a defining moment for the software industry," said John Ryan, Chairman and CEO of Macrovision. "GLOBEtrotter has clearly demonstrated its expertise and market leadership in providing enterprise-wide electronic licensing solutions to the software industry on a worldwide basis. In particular, GLOBEtrotter's FLEXlm product line has enabled software vendors and users alike to benefit from the efficiencies introduced through the use of networked licenses. By combining GLOBEtrotter's electronic licensing and electronic license distribution technology and customer base with Macrovision's persistent protection and authentication technology and customer base, I believe that we can provide an even broader range of technology to software vendors, their channel partners, and their customers."

"The combination of Macrovision and GLOBEtrotter can serve the entire software industry - affecting applications as diverse as consumer entertainment titles in the home and engineering applications for global enterprises," said Matt Christiano, Founder and President/CEO of GLOBEtrotter. "Furthermore, the complementary nature of our business philosophies, vision, management team, employees, products and strategic partnerships will allow us to accelerate the software industry's adoption of electronic licensing and electronic commerce."

Mr. Ryan added, "I believe our combined companies will have an exceptional focus on our business with more than 200 employees worldwide and with development, sales and support centers in the US, Europe, and Asia. Macrovision and GLOBEtrotter have extensive relationships with leading corporate end users, software vendors, system integrators, resellers, CD mastering facilities, encoder companies, and replicators. In addition, our shared vision, common culture and geographic headquarter proximity should enable a rapid integration of the two companies."

ABOUT MACROVISION

Macrovision Corporation develops and markets technologies to prevent the unauthorized duplication, reception or use of video and audio programs and computer software. Macrovision provides its products and services primarily to the home video, consumer multimedia software, pay-per-view, cable, satellite, and video security markets. Macrovision has its headquarters in Sunnyvale, California with subsidiaries in London and Tokyo. For more information on Macrovision and its products, see http://www.macrovision.com.

ABOUT GLOBETROTTER

GLOBEtrotter Software, Inc., of San Jose, California produces the world's leading products for software vendors to electronically license their software and software asset management tools for large software customers. For more information on GLOBEtrotter and its products, see http://www.globetrotter.com.

All statements contained herein, including the quotations attributed to Mr. Ryan and Mr. Christiano, as well as oral statements that may be made by Macrovision or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, including statements that use the words "believes," "anticipates," "estimates," "expects" or "intends" or similar words that describe Macrovision's or management's future plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the completion and financial effects of the expected acquisition of GLOBEtrotter, the business strategies and product plans of both companies, the advantages of the acquisition for both companies, the features and benefits of the products of both companies, and the cooperative efforts to be undertaken by both companies.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the inability of Macrovision to obtain stockholder and regulatory approvals of the transaction; the possibility that a definitive agreement for the transaction cannot be reached or that the transaction cannot be completed; the ability of Macrovision to integrate the operations and administration of the companies effectively and efficiently; the ability of the companies to achieve operational and other business synergies; the risks associated with the
integration  of  geographically   dispersed   operations;   the  effect  of  the
acquisition on the suppliers, customers and other business partners of the companies; and the costs associated with integration. Other factors include those outlined in the Company's Annual Report on Form 10-KSB for 1998, Form 10-K for 1999, its Quarterly Reports on Form 10-Q and its Registration

Statement on Form S-3, all as filed with the Securities and Exchange Commission. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Macrovision and GLOBEtrotter operate in a continually changing business environment and new factors emerge from time to time. Macrovision cannot predict such factors nor can it assess the impact, if any, of such factors on Macrovision or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Macrovision is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Macrovision will host a conference call from 11:00 AM to 12:00 PM PST Tuesday, March 28th to answer questions from shareholders and analysts about this press release. To participate, call 212-346-0100 and enter reservation # 14810241. If you are unable to participate in the conference call, you can hear a transcript of it on Postview by calling 800-633-8284 (the international Postview number is 858-812-6440) and entering reservation # 14810241, but only between 1:00 PM PST on 3/28/00 and 1:00 PM PST on 3/29/00.

Note to Editors: Additional background information on Macrovision Corporation can be obtained from our Web Site at www.macrovision.com.

                                      # # #

                                  EXHIBIT 99.2

                                LETTER OF INTENT

                             MACROVISION CORPORATION
                               1341 Orleans Drive
                           Sunnyvale, California 94089

                                 March 27, 2000

Mr. Matthew Christiano, President
Globetrotter Software, Inc.
1530 Meridian Avenue
San Jose, California  95125

Dear Matt:

     This letter of intent ("LOI") is intended to express our desire to complete a mutually beneficial transaction to acquire all of the issued and outstanding stock of Globetrotter Software, Inc. ("Globetrotter") in exchange for common stock of Macrovision Corporation ("Macrovision"). If the basic terms and conditions outlined here meet your approval, we ask that Globetrotter agree, by executing this letter, to grant Macrovision and its advisors the opportunity to complete our due diligence and negotiate definitive documentation to complete a transaction.

     Macrovision is interested in acquiring the stock of Globetrotter under the following summary terms and conditions:


TARGETED CLOSING:         May 31, 2000, but no later than 30 days after
                          completion of a full audit (the "Audit") of Globetrotter's December 31st, 1998 and 1999 and March 31st, 2000 financial statements by KPMG, LLP ("KPMG") or June 30, 2000.

GOOD FAITH NEGOTIATIONS
AND NON-SOLICITATION:     The parties agree to enter into good faith
                          negotiations (the "Negotiations") during the "Period of Exclusivity," defined as the period beginning on the date Globetrotter signs and returns this LOI
                          (the "Effective Date") and ending on the earlier of:
                          (a) the date on which a definitive agreement is executed (the "Acquisition Agreement," as described in the paragraph below entitled "Agreement and Plan of Merger"); or (b) forty-five (45) days from the Effective Date. In the event of a dispute, each party shall have the burden of proving that the other party did not negotiate in good faith. During the Period of Exclusivity, Globetrotter shall not directly or indirectly solicit any proposal, negotiate or enter into discussion with any person or organization, whether directly or through others, concerning the potential acquisition of
                          Globetrotter's stock, its businesses or assets, the merger or combination of Globetrotter with or into any other entity, or any other activity not in the ordinary course of Globetrotter's current business operations. During such Period of Exclusivity, Macrovision shall not enter into any discussions or negotiations concerning acquisition of, or merger with, any third party entity in the Electronic
                          Software Distribution or Electronic Software License
                          Distribution business. This LOI, however, shall not preclude Macrovision from entering into discussions or negotiations, or consummating an agreement, with any third party entities who are engaged in the Electronic Software Distribution, Electronic Software
                          License Distribution, or any other business, so long as such agreement relates to a strategic partnership, joint marketing or joint development relationship, OEM licensing or similar arrangement, or from making minority equity investments of less than a 20% interest in any such company or enterprise.

CONFIDENTIALITY:          During the Period of Exclusivity, except for such
                          disclosures as may be required by law in the opinion of each party's separate legal counsel and information contained in any Macrovision press release, Macrovision and Globetrotter agree not to disclose to, or discuss with, any third party
                          (except for their respective shareholders, accountants, bankers, counsel, and other business advisors, such as industry or financial analysts, who have a need to know), the terms of this LOI.
                          Globetrotter acknowledges that Macrovision will be obligated to issue a press release announcing the execution of this LOI and Globetrotter agrees that Macrovision may issue such press release when it deems necessary in its sole discretion. Macrovision agrees to consult with Globetrotter prior to issuing the release and consider in good faith any comments and suggestions of Globetrotter with respect to such release, subject to Macrovision's determination of the final content of such release.

DUE DILIGENCE:            During the Period of Exclusivity, both Macrovision
                          and Globetrotter shall use all commercially reasonable efforts to complete their due diligence and to negotiate in good faith the definitive agreements necessary to consummate the acquisition of Globetrotter's stock by Macrovision according to the terms and conditions outlined below. Within 10 business days of the execution of this LOI, Macrovision shall provide Globetrotter with
                          Macrovision's preliminary due diligence document list. Globetrotter shall promptly deliver or otherwise provide access to such documents and other information that Macrovision may reasonably need for completion of its due diligence review. Globetrotter and Macrovision further agree to work cooperatively to complete expeditiously all other due diligence activities necessary to consummate the acquisition as outlined below, including the audit of Globetrotter's fiscal years
                          1998, 1999 and 2000 YTD, or as needed for "pooling of interests" qualification.

FORM OF TRANSACTION:      The acquisition transaction shall be completed as a
                          tax-free triangular merger of a newly-formed wholly-owned subsidiary of Macrovision
                          ("Acquisition Sub") either into or with Globetrotter;
                          and such transaction shall be structured with all due regard to treat the acquisition as a "pooling of interests" for financial accounting purposes. The determination of the structure of the transaction and whether the acquisition will qualify as a "pooling of interests" for financial accounting purposes will be determined by KPMG and the failure to obtain such favorable opinion or assurances shall be cause for Macrovision to terminate this LOI and any definitive Acquisition Agreement.

CONSIDERATION TO
GLOBETROTTER
SHAREHOLDERS:             As the consideration for the merger of Globetrotter
                          with or into Acquisition Sub, Macrovision shall issue 11.2 million (11,200,000) shares of Macrovision common stock on a pro rata basis (i) to the holders of the issued and outstanding stock and
                          (ii) to holders of Globetrotter stock options to the extent vested as of March 31, 2000. Shares of Macrovision common stock allocable to such vested option holders shall be held and reserved for issuance to employee stock option holders vested at the time of exercise of such options. As part of the Merger, options currently outstanding under the Globetrotter employee non-qualified stock option will be converted into similar options for Macrovision common stock in the same exchange ratio as provided in the Merger. (This is based on the understanding that there are non-vested options for approximately 650,000 shares outstanding and that Matthew Christiano and Sallie Calhoun do not, and will not, hold any such options).

REGISTRATION AND RESALE
OF SHARES:                Macrovision does not intend to register the common
                          shares to be issued in the Merger as described above and such shares would be subject to applicable federal and state securities laws restrictions on resale. However, the parties will cooperate in a "fairness hearing" application before the California Commissioner of Corporations to qualify the stock issued in the exchange as an "exempt security" under the federal Securities Act. If a favorable determination can be obtained, the former
                          Globetrotter stockholders who are deemed to be "affiliates" will be permitted to resell the stock issued in the exchange under, and subject to, Rule 144 without regard to the holding period restriction.

EXPENSES:                 Each party shall bear its own fees and expenses
                          in connection with the Negotiations, proposed transactions and the implementation of this LOI regardless of whether the Acquisition Agreement is executed or the transactions closed. The Audit shall be an expense of Macrovision. Neither
                          Macrovision nor Globetrotter shall have any liability whatsoever to the other party if the acquisition contemplated by this LOI is not consummated for any reason.

AGREEMENT AND PLAN OF
MERGER: The definitive Acquisition Agreement will contain the terms and conditions set forth in this LOI and such other mutually acceptable representations, warranties, covenants, indemnification provisions and conditions, as may be agreed upon as set forth in the final definitive documents for this transaction.

                          The Acquisition Agreement will include the agreement of Matthew Christiano and Sallie Calhoun, irrevocably and unconditionally, (i) to vote for the approval of the transaction by Globetrotter as set forth in the Acquisition Agreement, as members of the Board of Directors of Globetrotter, and all of their Globetrotter shares as shareholders, if a shareholder vote is necessary; (ii) to recommend approval of the transaction to all other Globetrotter shareholders, if a shareholder vote is necessary, and to the other members of the Board of Directors of Globetrotter; (iii) to tender all of their Globetrotter shares in exchange for common stock of Macrovision pursuant to the terms of the Acquisition Agreement, and (iii) to not initiate, solicit or encourage, directly or indirectly, and to use their best efforts to cause Globetrotter's other directors, officers, employees, agents and representatives not to initiate, solicit, encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in the acquisition of a majority of the outstanding equity securities or substantially all of the assets of Globetrotter (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

CLOSING CONDITIONS:       Closing conditions will be customary for a
                          transaction of this type, including:

                          (i) Satisfactory completion by Macrovision (together with its advisors and affiliates) of business, financial and legal due diligence, acceptable to Macrovision in its sole discretion;

                          (ii) Macrovision's satisfaction with and
                          Globetrotter's satisfaction with all necessary legal documentation including (A) an Agreement and Plan of Merger; (B) agreements with current key personnel (as identified by Macrovision) of Globetrotter; and
                          (C) other documentation;

                          (iii) Compliance with applicable laws and regulations; and

                          (iv) Approval of the transaction by Macrovision's Board of Directors (including provisions sufficient to exempt the transaction from Rule 16b-3 of the Exchange Act) and stockholders.

                          The Closing of the transaction will be scheduled, and the parties will use reasonable efforts, to close the transaction on or before May 31, 2000 in California at a time and location to be mutually agreed upon.


OTHER AGREEMENTS:         The definitive documentation would provide:

                          (1)  key employee and non-compete agreements; and

                          (2)  other agreements and understandings as
                               necessitated or determined through the
                               Negotiations and due diligence, as mutually agreed upon.

EMPLOYMENT AGREEMENTS:    After the Closing, Macrovision would like key
                          personnel of Globetrotter to play a role in the management of the business of Macrovision.
                          Employment agreements will be negotiated, as part of the definitive Acquisition Agreement, with
                          Matthew Christiano, Richard Mirabella and one or more other current Globetrotter key personnel to provide for a salary and other benefits mutually acceptable to such employees and Macrovision.

GOVERNING LAW:            This LOI will be interpreted in accordance with the
                          laws of the State of California. Each of the parties hereby submits to the exclusive jurisdiction of the federal and state courts in the State of California, County of Santa Clara, with respect to all claims related thereto.

TERM: The offer to enter into this LOI shall expire at 5 PM on April 3rd, 2000, unless extended by a written agreement of Macrovision.

INDEMNIFICATION:          Globetrotter shall defend, indemnify and hold
                          harmless Macrovision from any and all losses, liabilities, claims, damages, expenses (including reasonable attorneys, accountants' and other professionals' fees) and costs relating to or arising from any other letter of intent, memorandum of understanding or other agreement previously entered into by Globetrotter for the acquisition (through a purchase, merger or other transaction) of any of Globetrotter's stock or assets.

PERSONAL
INDEMNIFICATION
RE: ANTITRUST SUIT:       Macrovision would agree, subject to review by
                          Macrovision's legal counsel of all relevant documents, to indemnify Matt Christiano against any personal liability he may incur with respect to any claims and counterclaims related to the action that Globetrotter is currently litigating with Elan/Rainbow Corporation.

MISCELLANEOUS:            Globetrotter agrees that a review of the litigation
                          described above, all other current or pending
                          Globetrotter litigation and the validation of the Globetrotter financial projections previously presented to Macrovision, represent important aspects of Macrovision's due diligence.
                          Dissatisfaction with the results of these or other due diligence items may result in Macrovision's decision not to consummate the acquisition of Globetrotter.

                  This LOI sets forth an outline of the major terms under which Macrovision would be willing to complete the transaction and acquire the stock of Globetrotter. This LOI is not intended to be binding unless and until the Acquisition Agreement has been executed; provided, however, that the provisions set forth above under "Good Faith Negotiations and Non-Solicitation" and "Confidentiality" and the termination fee provisions of this paragraph shall be binding on the parties upon the signing of this LOI and shall survive any termination of this LOI, the Negotiations and the Acquisition Agreement.
In the event this LOI, the Negotiations or the Acquisition Agreement is terminated by Globetrotter, without the consent of Macrovision, and either Globetrotter, Matthew Christiano or Sallie Calhoun enters into, either directly or indirectly, an agreement, option or proxy regarding the vote for, or the sale, exchange or other disposition of, a majority of Globetrotter's capital stock, including the issuance of new shares or other securities convertible into capital stock of Globetrotter (other than an initial public offering of Globetrotter capital stock), or a majority of the assets of Globetrotter, with the total consideration in such transaction having a fair market value in excess of $1 billion, in each case however effected, within three months following any such termination of this LOI, the Negotiations or the Acquisition Agreement, then Globetrotter shall pay Macrovision a termination fee in an amount equal to five percent (5%) of the fair market value of the total consideration to be received by Globetrotter and its shareholders, officers and directors as provided in any such agreement, option or proxy.

                  Matt, my colleagues and I look forward to forming an exciting and mutually rewarding business relationship and we would like to express our sincere desire to begin working towards definitive documentation immediately.

                                        Sincerely yours,

                                        MACROVISION CORPORATION


                                        By:_______________________________
                                           John O. Ryan, Chairman and CEO


                                        Date: ______________________

AGREED AND ACCEPTED:

GLOBETROTTER SOFTWARE, INC.


By:____________________________
Matthew Christiano, President

Date: __________________________